                                   Exhibit 23

                       Consent of Independent Accountants


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-76478) pertaining to the Stock Option Plan of Pilot Therapeutics Holdings, Inc. of our report dated February 22, 2002, with respect to the consolidated financial statements of Pilot Therapeutics Holdings, Inc. included in this Annual Report (Form 10-KSB) for the year ended December 31, 2001.


                                       Ernst & Young LLP


Greensboro, North Carolina
April 11, 2002


                                       55